Exhibit 10.45

EMPLOYEE NONCOMPETITION,

NONDISCLOSURE AND DEVELOPMENTS AGREEMENT

This Employee Noncompetition, Nondisclosure and Developments Agreement (the “Agreement”) is entered into by and between Matthew A. Wikler, MD, the undersigned employee, and Rib-X Pharmaceuticals, Inc., its parents, affiliates and subsidiaries (the “Company”).

NOW THEREFORE, in consideration of my employment by the Company and of the covenants herein, my employment with the Company, and for other good and valuable consideration, I hereby covenant and agree as follows:

1. Best Efforts.

During the period of my employment by the Company, I shall devote substantially all of my business time and best efforts to the business of the Company, and I shall neither pursue any business opportunity outside the Company nor take any position with any organization other than the Company without the written approval of the Chief Executive Officer or his designee; provided that I may continue to serve on the Board of Directors of the Clinical and Laboratory Standards Institute and on the Leadership Council of Franklin & Marshall College. In addition, notwithstanding the foregoing, as long as it does not interfere with my employment with the Company, I may serve as an officer, director or trustee or otherwise participate in educational, welfare, social, religious and civic organizations, and up to two (2) additional boards upon prior approval of the Chief Executive Officer, which approval will not be unreasonably withheld.

2. Noncompetition.

During the period of my employment by the Company, I shall not, directly or indirectly, alone or as a consultant, partner, officer, director, employee, joint venturer, lender or stockholder of any entity, engage in any business or activity that is in competition with the products or services being created, developed, manufactured, marketed, distributed or sold by the Company in (a) the State of Connecticut, (b) the States of New York, Massachusetts and Connecticut, (c) the continental United States of America, (d) the United States and Europe or (e) worldwide. Notwithstanding the foregoing, except for the companies listed on Addendum I, as to which I agree that I may not have any direct investments, nothing contained in this Section 2 shall be deemed to prohibit me from acquiring or holding, solely for investment, publicly traded securities of any corporation, some or all of the activities of which are competitive with the business of the Company so long as such securities do not, in the aggregate, constitute more than one percent (1%) of any class or series of outstanding securities of such corporation.

If I resign from the Company for any reason other than Good Reason (as such term is defined in my Severance Agreement with the Company), for one year following the termination of my employment, I will refrain from management of or participation in research programs at or on behalf of any entity in areas related to antimicrobials or in areas related to specific chemical

MW 4/2/12
Initial and Date

approaches or series the Company is engaged in during my employment or in which the Company is planning to engage or has in the past engaged. If the Company terminates me, or if I resign for Good Reason (as such term is defined in my Severance Agreement with the Company), the one year period stated in the previous sentence shall be reduced to a period of 6 months following the termination of my employment period. Regardless of the reason for my termination or resignation in the case of areas of business unrelated to antimicrobials, for one year following the termination of my employment, regardless of the reasons for my termination, I will refrain from management of or participating in any such non-antimicrobial programs which are under prosecution at the Company or in which the Company is planning to engage or has in the past engaged in.

3. Nonsolicitation of Customers.

During the period of my employment by the Company and for one year following the termination of my employment, regardless of the reasons for my termination, I shall not, directly or indirectly, alone or as a consultant, partner, officer, director, employee, joint venturer, lender or stockholder of any entity, solicit or do business with any customer of the Company or any potential customer of the Company (i) with whom I have had contact or (ii) about whom I obtained information, or became familiar with through Confidential Information (as defined in Paragraph 5), during the course of my employment with the Company.

4. Nonsolicitation of Employees.

(a) During the period of my employment by the Company and for one year following the termination of my employment, regardless of the reasons for the termination, I will not, in any manner, hire or engage, or assist any company or business organization by which I am employed or which is directly or indirectly controlled by me to hire or engage, any person who is or was employed by the Company (or is or was an agent, representative, contractor, project consultant or consultant of the Company) at the time of my termination.

(b) During the period of my employment by the Company and for one year following the termination of my employment, regardless of the reasons for the termination, I will not, in any manner, solicit, recruit or induce, or assist any company or business organization by which I am employed or which is directly or indirectly controlled by me to solicit, recruit or induce, any person who is or was employed by the Company (or is or was an agent, representative, contractor, project consultant or consultant of the Company) at the time of my termination, to leave his or her employment, relationship or engagement with the Company.

5. Nondisclosure.

I shall not at any time, whether during or after the termination of my employment, reveal to any person or entity any Confidential Information except to employees of the Company who need to know such Confidential Information for the purposes of their employment, or as otherwise authorized by the Company in writing. The term “Confidential Information” shall include any

MW 4/2/12
Initial and Date

information concerning the organization, business or finances of the Company or of any third party which the Company is under an obligation to keep confidential that is maintained by the Company as confidential. Such Confidential Information shall include, but is not limited to, trade secrets or confidential information respecting inventions, products, designs, methods, know-how, techniques, systems, processes, specifications, blueprints, engineering data, software programs, works of authorship, customer lists, customer information, financial information, pricing information, personnel information, business plans, projects, plans and proposals. I shall keep confidential all matters entrusted to me and shall not use or attempt to use any Confidential Information except as may be required in the ordinary course of performing my duties as an employee of the Company, nor shall I use any Confidential Information in any manner which may injure or cause loss or may be calculated to injure or cause loss to the Company, whether directly or indirectly.

6. Assignment of Developments.

(a) If at any time or times during my employment, I shall (either alone or with others) make, conceive, create, discover, invent or reduce to practice any Development that (i) relates to the business of the Company or any customer of or supplier to the Company or any of the products or services being developed, manufactured or sold by the Company or which may be used in relation therewith; or (ii) results from tasks assigned to me by the Company; or (iii) results from the use of premises or personal property (whether tangible or intangible) owned, leased or contracted for by the Company, then all such Developments and the benefits thereof are and shall immediately become the sole and absolute property of the Company and its assigns, as works made for hire or otherwise. The term “Development” shall mean any invention, modification, discovery, design, development, improvement, process, software program, work of authorship, documentation, formula, data, technique, know-how, trade secret or intellectual property right whatsoever or any interest therein (whether or not patentable or registrable under copyright, trademark or similar statutes (including, but not limited to, the Semiconductor Chip Protection Act) or subject to analogous protection). I shall promptly disclose to the Company (or any persons designated by it) each such Development. I hereby assign all rights (including, but not limited to, rights to inventions, patentable subject matter, copyrights and trademarks) I may have or may acquire in the Developments and all benefits and/or rights resulting therefrom to the Company and its assigns without further compensation and shall communicate, without cost or delay, and without disclosing to others the same, all available information relating thereto (with all necessary plans and models) to the Company.

(b) Excluded Developments. I represent that the Developments identified in the Appendix, if any, attached hereto comprise all the Developments that I have made or conceived prior to my employment by the Company and that are owned or controlled by me, which Developments are excluded from this Agreement. I understand that it is only necessary to list the title of such Developments and the purpose thereof but not details of the Development itself. If no Developments are identified in the Appendix, it will be deemed that there are no such exclusions.

MW 4/2/12
Initial and Date

7. Further Assurances.

I shall, during my employment and at any time thereafter, at the request and cost of the Company, promptly sign, execute, make and do all such deeds, documents, acts and things as the Company and its duly authorized officers may reasonably require:

(a) to apply for, obtain, register and vest in the name of the Company alone (unless the Company otherwise directs) patents, copyrights, trademarks or other analogous protection in any country throughout the world relating to a Development and when so obtained or vested to renew and restore the same; and

(b) to defend any judicial, opposition or other proceedings in respect of such applications and any judicial, opposition or other proceeding, petition or application for revocation of any such patent, copyright, trademark or other analogous protection.

If the Company is unable, after reasonable effort, to secure my signature on any application for patent, copyright, trademark or other analogous protection or other documents regarding any legal protection relating to a Development, whether because of my physical or mental incapacity or for any other reason whatsoever, I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as my agent and attorney-in-fact, to act for and in my behalf and stead to execute and file any such application or applications or other documents and to do all other lawfully permitted acts to further the prosecution and issuance of patent, copyright or trademark registrations or any other legal protection thereon with the same legal force and effect as if executed by me.

8. Employment At Will.

I understand that this Agreement does not constitute an implied or written employment contract and that my employment with the Company is on an “at-will” basis. Accordingly, I understand that either the Company or I may terminate my employment at any time, for any or no reason, with or without prior notice.

9. Severability.

I hereby agree that each provision and the subparts of each provision herein shall be treated as separate and independent clauses, and the unenforceability of any one clause shall in no way impair the enforceability of any of the other clauses of the Agreement. Moreover, if one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to scope, activity, subject or otherwise so as to be unenforceable at law, such provision or provisions shall be construed by the appropriate judicial body by limiting or reducing it or them, so as to be enforceable to the maximum extent compatible with the applicable law as it shall then appear. I hereby further agree that the language of all parts of this Agreement shall in all cases be construed as a whole according to its fair meaning and not strictly for or against either of the parties.

MW 4/2/12
Initial and Date

10. Amendments; Waiver.

Any amendment to or modification of this Agreement, or any waiver of any provision hereof, shall be in writing and signed by the Company. Any waiver by the Company of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach of such provision or any other provision hereof.

11. Survival.

This agreement shall be effective as of the date entered below. My obligations under this Agreement shall survive the termination of my employment regardless of the manner of such termination and shall be binding upon my heirs, executors, administrators and legal representatives.

12. Assignment.

The Company shall have the right to assign this Agreement to its successors and assigns, and all covenants and agreements hereunder shall inure to the benefit of and be enforceable by said successors or assigns. I may not assign this Agreement.

13. Representations.

(a) I represent that my employment with the Company and my performance of all of the terms of this Agreement do not and will not breach any agreement to keep in confidence proprietary information acquired by me in confidence or in trust prior to my employment by the Company. I have not entered into, and I shall not enter into, any agreement either written or oral in conflict herewith. I agree that in the course of my employment with the Company, if the Company requests that I undertake activities that will cause me to use Confidential Information of my prior employer, I will inform the Company of that fact.

(b) I agree that the restrictions set forth in paragraph 2 hereof are reasonable and necessary to protect specific business interests of the Company. I agree that any breach of this Agreement by me will cause irreparable damage to the Company and that in the event of such breach the Company shall have, in addition to any and all remedies of law, the right to seek an injunction, specific performance or other equitable relief to prevent the violation of my obligations hereunder. The Company may apply for such injunctive relief in any court of competent jurisdiction without the necessity of posting any bond or other security.

14. Governing Law; Forum Selection Clause.

This Agreement and any claims arising out of this Agreement (or any other claims arising out of the relationship between the parties) shall be governed by and construed in accordance with the laws of the State of Connecticut and shall in all respects be interpreted, enforced and

MW 4/2/12
Initial and Date

governed under the internal and domestic laws of such state, without giving effect to the principles of conflicts of laws of such state. Any claims or legal actions by one party against the other shall be commenced and maintained in any state or federal court located in such state, and I hereby submit to the jurisdiction and venue of any such court.

15. Entire Agreement.

This Agreement, my Severance Agreement with the Company and my employment offer letter set forth the complete, sole and entire agreement between the parties on the subject matter herein and supersede any and all other agreements, negotiations, discussions, proposals, or understandings, whether oral or written, previously entered into, discussed or considered by the parties.

MW 4/2/12
Initial and Date

IN WITNESS WHEREOF, the undersigned has executed this Agreement as a sealed instrument as of the date written below.

Signature

/s/ Matthew A. Wikler
Matthew A. Wikler, MD

Address: P.O. Box 5000, PMB 84
Rancho Santa Fe, CA 92067

Date:	April 2, 2012

APPENDIX – TITLE/PURPOSE OF DEVELOPMENTS

The following is a complete list of all Developments owned or controlled by me and the purpose of those Developments:

If There Are No Developments Check Here	✓

If There Are Developments Check Here And List Below

Developments and purpose:

Initial and Date

ADDENDUM 1

Forest Laboratories

Pfizer

Cubist Pharmaceuticals

Trius

Paratek Pharmaceuticals

Johnson & Johnson

Bayer

The Medicines Company

Durata

Tetraphase

Achaogen

Novexel

Anacor

Cempra

Initial and Date